As filed with the Securities and Exchange Commission on March 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SoundThinking, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-0949915
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

39300 Civic Center Drive, Suite 300

Fremont, CA 94538

(Address of principal executive offices) (Zip code)

SoundThinking, Inc. 2017 Equity Incentive Plan

SoundThinking, Inc. 2017 Employee Stock Purchase Plan

(Full titles of the plans)

Ralph A. Clark

President and Chief Executive Officer

SoundThinking, Inc.

39300 Civic Center Drive, Suite 300

Fremont, California 94538

(510) 794-3100

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

John-Paul Motley Cooley LLP 350 South Grand Avenue, Suite 3200 Los Angeles, CA 90071 (213) 561-3250	Ralph A. Clark President and Chief Executive Officer SoundThinking, Inc. 39300 Civic Center Drive, Suite 300 Fremont, California 94538 (510) 794-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

SoundThinking, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register an aggregate of 791,298 shares of the common stock, par value $0.005 per share, of the Registrant (“Common Stock”), which consists of 641,298 shares of Common Stock reserved for issuance under the SoundThinking, Inc. 2017 Equity Incentive Plan (the “Plan”) and 150,000 shares of Common Stock reserved for issuance under the SoundThinking, Inc. 2017 Employee Stock Purchase Plan (the “ESPP”).

These additional shares of Common Stock are securities of the same class as other securities previously registered for issuance under the Plan and the ESPP pursuant to (i) a Registration Statement on Form S-8 (File No.  333-218712) filed with the Securities and Exchange Commission (the “Commission”) on June 14, 2017, (ii) a Registration Statement on Form S-8 (File No.  333-226053) filed with the Commission on July 2, 2018, (iii) a Registration Statement on Form S-8 (File No. 333-237217) filed with the Commission on March  16, 2020, (iv) a Registration Statement on Form S-8 (File No.  333-264034) filed with the Commission on March 31, 2022 and (v) a Registration Statement on Form S-8 (File No. 333-286434) filed with the Commission on April  8, 2025 (collectively, the “Prior Registration Statements”). Accordingly, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2025, filed with the Commission on March 30, 2026.

(b)	The Registrant’s Current Report on Form 8-K filed with the Commission on March 10, 2026.

(c)

The description of the Registrant’s common stock which is contained in the registration statement on Form 8-A filed on June 2, 2017 (File No.  001-38107) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 13, 2020.

(d)

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation	8-K	001-38107	3.1	April 11, 2023

3.2	Certificate of Change of Registered Agent	10-Q	001-38107	3.2	August 10, 2023

3.3	Amended and Restated Bylaws	10-K	001-38107	3.3	March 30, 2026

4.1	Form of Common Stock Certificate	S-1/A	001-38107	4.1	May 19, 2017

4.2	Description of Capital Stock	10-K	001-38107	4.5	March 13, 2020

5.1*	Opinion of Cooley LLP

23.1*	Consent of Baker Tilly US, LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Form S-8)

99.1	SoundThinking, Inc. 2017 Equity Incentive Plan	10-K	001-38107	10.3	March 30, 2026

99.2	Forms of Option Agreement and Option Grant Notice under the 2017 Equity Incentive Plan	10-K	001-38107	10.4	April 1, 2024

99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Restricted Terms and Conditions under the 2017 Equity Incentive Plan	10-Q	001-38107	10.1	November 14, 2023

99.4	Forms of Restricted Stock Unit Grant Notice for Directors	10-Q	001-38107	10.6	August 14, 2017

99.5	SoundThinking, Inc. 2017 Employee Stock Purchase Plan	10-K	001-38107	10.7	April 1, 2024

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on March 30, 2026.

SOUNDTHINKING, INC.

By:	/s/ Ralph A. Clark
Ralph A. Clark
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Clark and Alan R. Stewart, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ralph A. Clark Ralph A. Clark	President, Chief Executive Officer and Director (Principal Executive Officer)	March 30, 2026

/s/ Alan R. Stewart Alan R. Stewart	Chief Financial Officer (Principal Financial and Accounting Officer)	March 30, 2026

/s/ William J. Bratton William J. Bratton	Director	March 30, 2026

/s/ Burton Goldfield Burton Goldfield	Director	March 30, 2026

/s/ Deborah A. Grant Deborah A. Grant	Director	March 30, 2026

/s/ Roberta S. Jacobson Roberta S. Jacobson	Director	March 30, 2026

/s/ Marc H. Morial Marc H. Morial	Director	March 30, 2026

/s/ Ruby Sharma Ruby Sharma	Director	March 30, 2026

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